UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 1, 2007

Commodore Applied Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11871	11-3312952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Knight Street, Suite B Richland, WA	99352
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 943-2565

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Commodore Applied Technologies, Inc. elected three members to the Board and accepted the resignation of an existing board member, all actions effective November 1, 2007. The new members are Ted R. Sharp, who also serves as an executive officer of the Company, Jan C. Huly, and Thomas J. Colatosti.  Mr. Huly and Mr. Colatosti have no other affiliation with the Company and are independent board members. The Board reluctantly accepted Frank Coffman’s resignation from the Board, which was tendered at the request of his full-time employer in keeping with that company’s corporate policy to limit board membership and similar activities by members of its executive management.

Ted R. Sharp has served as the Company’s Chief Financial Officer since January 1, 2007.  He is a Certified Public Accountant in Washington and Idaho, and has a BBA in Accounting from Boise State University.  He has more than 25 years of experience in treasury management, internal financial controls, international business and management, U.S. Security and Exchange compliance and Corporate Governance.   Since 2003, he has been President of Sharp Executive Associates, Inc., a privately-held accounting firm providing Chief Financial Officer and Sarbanes-Oxley compliance services to clients.  Several of those clients have had international subsidiaries, for which Mr. Sharp has provided an array of services.  Prior to 2003, he worked for 14 years in positions of Chief Financial Officer, Managing Director of European Operations and Corporate Controller for Key Technology, Inc., a publicly-traded manufacturer of capital goods with headquarters in Walla Walla, Washington (KTEC on the Nasdaq microcap exchange). Mr. Sharp’s earlier career experiences included financial management positions in industry and service in the tax department of a regional accounting firm.

In 2006, Jan C. Huly retired as Lieutenant General in the U.S. Marine Corps with over thirty years of experience as a leader and administrator, holding such positions as Deputy Commandant, Plans, Policies and Operations, Washington DC from 2003 to 2006; Commanding General, Marine Corps Recruit Depot, San Diego, CA from 2000 to 2003; Director of Operations, U.S. Marine Corps, Washington DC from 1998 to 2000, and Deputy Commander, U.S. Marine Reserves, New Orleans, LA from 1996 to 1998.  Prior to 1996, Mr. Huly held several positions with the Marine Corps, variously responsible for operations and planning, security and force protection, recruiting and training, public relations, budgeting and programming, and human resources. He received a BS degree from the University of California, Berkeley and an MA degree from Central Michigan University.

Thomas J. Colatosti has been the President and Chief Executive Officer of American Security Ventures (ASV) since 2002. ASV provides strategic management services and capital resources to emerging and developing companies in the biometric and homeland security industries. Since August 2005, Mr. Colatosti has been President and Treasurer and a Director of Good Harbor Partners Acquisition Corp. Mr. Colatosti is also the Chairman of the Board of Directors and Co-CEO of BIO-Key International, Inc., an OTC Bulletin Board listed company that develops advanced biometric finger identification and wireless mobile technologies. Prior to founding American Security Ventures, from 1997 to May 2002, Mr. Colatosti was President and Chief Executive Officer of Viisage Technology, Inc., a Nasdaq listed company that provides biometric face-recognition technology and highly secure identification documents and systems. Before joining Viisage, from 1995 to 1997, Mr. Colatosti was President and Chief Executive Officer of CIS Corporation, a provider of software solutions for higher education. From 1973 until 1995, Mr. Colatosti worked at Digital Equipment Corporation (DEC), a large multinational computer company. As Vice President of the Government Systems Group, a billion dollar revenue division of DEC, he was responsible for all products and services to the federal government, aerospace, electronics and manufacturing industries. Mr. Colatosti also currently serves on the board of several privately held companies and non-profit organizations. He also served on the Board of Advisors of Saflink Corporation, a Nasdaq listed provider of software security solutions. Mr. Colatosti is a decorated Vietnam veteran. He received a B.S. and an M.B.A. from Suffolk University.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commodore Applied Technologies, Inc. (Registrant)

Dated: November 6, 2007	By: /s/ O. Mack Jones
O. Mack Jones, President & Chief Operating Officer